UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA		19103-7583
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2008, Sunoco, Inc. (“Sunoco” or the “Company”) announced the retirement of John G. Drosdick as Chief Executive Officer and President, effective August 8, 2008. Mr. Drosdick will continue to serve as non-executive Chairman of the Board of Directors (the “Board”) of Sunoco until December 31, 2008. The Board of Sunoco approved an arrangement, which is set forth in a letter (“Arrangement Letter”) with John G. Drosdick, to compensate him for his role as non-executive Chairman of the Board of Sunoco. Under the terms of the Arrangement Letter, Mr. Drosdick will receive $50,000 per month (pro-rated for August 2008) for his services as Chairman of the Board and as a director, which is in lieu of the cash- and stock-based compensation paid to other non-employee directors. In addition, during the period from August 8, 2008 until December 31, 2008, the Company will provide him with an office and secretarial support. Beginning January 1, 2009, and continuing for three years until December 31, 2011, the Company will provide Mr. Drosdick with suitable office space (leased by Sunoco), furnishings, supplies and secretarial assistance (employed by Sunoco), for an amount not to exceed $75,000 per year, and the amount of which will be imputed as income to him.

A copy of the Arrangement Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Also on July 16, 2008, Sunoco announced the election of Lynn Laverty Elsenhans as Sunoco’s Chief Executive Officer and President, and as a member of the Board of Directors, effective August 8, 2008. Biographical information on Ms. Elsenhans is included in the press release and is incorporated by reference into this Item 5.02. On July 15, 2008, the Compensation Committee of the Board of Directors of Sunoco approved an offer letter (“Offer Letter”) with Ms. Elsenhans, in connection with her being elected Chief Executive Officer and President of Sunoco. The terms of the Offer Letter include the following:

•	Initial salary of $1,240,000.

•	For 2008, target bonus under the annual Executive Incentive Plan will be 120% of base salary.

•

One-time grant of restricted share units equal in value to $5,000,000 at the date of grant, which will be August 29, 2008, granted under the Long-Term Performance Enhancement Plan II, together with related dividend equivalents. The number of share units awarded will be determined on the date of grant, subject to rounding down to the nearest whole number of share units. The share units will vest in equal one-third installments on the third, fourth and fifth anniversaries, respectively, of the grant date.

•

At the December 2008 Compensation Committee meeting, she will receive equity grants equal in value to $6,270,000, equally split in value between stock options and performance-based Common Stock Units (“CSUs”).

•	Moving and relocation expenses, with house purchase option, under Sunoco’s moving and relocation policy.

•	Limited personal use of the corporate aircraft.

•	Eligibility for participation in Sunoco’s benefit plans, including the Executive Retirement Plan and eligibility to receive benefits under the executive severance plans.

•	The Board will take future action to elect Ms. Elsenhans as Chairman of the Board, effective January 1, 2009, as long as she is Sunoco’s Chief Executive Officer at that time.

A copy of the Offer Letter is attached as Exhibit 10.2 to this Current Report on Form 8-K.

A copy of the press release announcing the election of Ms. Elsenhans as Chief Executive Officer and President and Mr. Drodick’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

10.1    Arrangement Letter with John G. Drosdick, dated July 15, 2008.

10.2    Offer Letter with Lynn Laverty Elsenhans, dated July 15, 2008.

99.1    Press Release, dated July 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: July 16, 2008	By:	/s/ Joseph P. Krott
Joseph P. Krott Comptroller